January 2025

Preliminary Pricing Supplement No. 5,879
Registration Statement Nos. 333-275587; 333-275587-01
Dated January 13, 2025
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000 Value ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Dual Directional Trigger PLUS , or “Trigger PLUS,” are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Trigger PLUS will be based on the value of the worst performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000 Value ETF, which we refer to as the underlying shares. At maturity, if the final share price of each of the underlying shares is greater than its respective initial share price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying shares. If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment plus an unleveraged positive return based on the absolute value of the performance of the worst performing underlying shares, which will be effectively limited to a 30% return. However, if the final share price of either of the underlying shares is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying shares and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying shares, without any buffer. Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond its respective trigger level will result in a significant loss of your investment even if the other underlying shares have appreciated or have not declined as much. These Trigger PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlying shares and forgo current income in exchange for the leverage and absolute return features that in each case apply to a limited range of performance of the worst performing underlying shares. Investors may lose their entire initial investment in the Trigger PLUS. The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	January 27, 2028
Underlying shares:	iShares® MSCI EAFE ETF (the “EFA Shares”) and iShares® Russell 2000 Value ETF (the “IWN Shares”)
Aggregate principal amount:	$
Payment at maturity:	If the final share price of each of the underlying shares is greater than its respective initial share price,
$1,000 + ($1,000 × leverage factor × share percent change of the worst performing underlying shares)

If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level,

$1,000 + ($1,000 × absolute share return of the worst performing underlying shares)
If the final share price of either of the underlying shares is less than its respective trigger level,
$1,000 × share performance factor of the worst performing underlying shares
Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000, and will represent a loss of at least 30%, and possibly all, of your investment.
Share percent change:	With respect to each of the underlying shares, (final share price – initial share price) / initial share price
Worst performing underlying shares:	The underlying shares with the lesser share percent change
Share performance factor:	With respect to each of the underlying shares, final share price / initial share price
Absolute share return:	The absolute value of the share percent change. For example, a -5% share percent change will result in a +5% absolute share return.
Initial share price:

With respect to the EFA Shares, $ , which is the closing price of such underlying shares on the pricing date

With respect to the IWN Shares, $ , which is the closing price of such underlying shares on the pricing date

Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the valuation date multiplied by the adjustment factor of such underlying shares on such date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Valuation date:	January 24, 2028, subject to adjustment for non-trading days and certain market disruption events
Leverage factor:	At least 133%. The actual leverage factor will be determined on the pricing date.
Trigger level:	With respect to the EFA Shares, $ , which is 70% of its initial share price With respect to the IWN Shares, $ , which is 70% of its initial share price
Stated principal amount:	$1,000 per Trigger PLUS
Issue price:	$1,000 per Trigger PLUS
Pricing date:	January 24, 2025
Original issue date:	January 29, 2025 (3 business days after the pricing date)
CUSIP / ISIN:	61777R4C4 / US61777R4C48
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $933.70 per Trigger PLUS, or within $45.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per Trigger PLUS	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each Trigger PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(2)See “Use of proceeds and hedging” on page 21.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Trigger PLUS” and “Additional Information About the Trigger PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000 Value ETF due January 27, 2028 (the “Trigger PLUS”) can be used:

￭To gain exposure to the worst performing of two equity underlyings

￭To potentially outperform the worst performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000 Value ETF by taking advantage of the leverage factor, with no limitation on the appreciation potential

￭To obtain an unleveraged positive return for a limited range of negative performance of the worst performing underlying shares

If the final share price of either of the underlying shares is less than its respective trigger level, investors will be negatively exposed to the full amount of the percent decline in the worst performing underlying shares and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying shares, without any buffer.

Maturity:	Approximately 3 years
Leverage factor:	At least 133%. The actual leverage factor will be determined on the pricing date.
Minimum payment at maturity:	None. Investors may lose all their entire initial investment in the Trigger PLUS.
Trigger level:	With respect to each of the underlying shares, 70% of its initial share price
Coupon:	None
Listing:	The Trigger PLUS will not be listed on any securities exchange

The original issue price of each Trigger PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date will be less than $1,000. We estimate that the value of each Trigger PLUS on the pricing date will be approximately $933.70, or within $45.00 of that estimate. Our estimate of the value of the Trigger PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor and the trigger levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

January 2025 Page 2

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Dual Directional Trigger PLUS offer the potential for a positive return at maturity based on the absolute value of a limited range of percentage changes of the worst performing underlying shares. At maturity, if the final share price of each of the underlying shares is greater than its respective initial share price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying shares. If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final share price of either of the underlying shares is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying shares and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying shares, without any buffer. Investors may lose their entire initial investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to our credit risk.

Leveraged Performance

The Trigger PLUS offer investors an opportunity to receive at least 133% of the positive return of the worst performing of the underlying shares if both underlying shares have appreciated in value. The actual leverage factor will be determined on the pricing date.

Absolute Return Feature

The Trigger PLUS enable investors to obtain an unleveraged positive return if the final share price of either of the underlying shares is less than its respective initial share price but only if the final share price of each of the underlying shares is greater than or equal to its respective trigger level.

Upside Scenario

Both underlying shares increase in value, and, at maturity, the Trigger PLUS redeem for the stated principal amount of $1,000 plus at least 133% of the share percent change of the worst performing underlying shares. The actual leverage factor will be determined on the pricing date.

Absolute Return Scenario

The final share price of either of the underlying shares is less than its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level. In this case, you receive a 1% positive return on the Trigger PLUS for each 1% negative return on the worst performing of the underlying shares. For example, if the final share price of the worst performing underlying share is 10% less than its respective initial share price, the Trigger PLUS will provide a total positive return of 10% at maturity. The maximum return you may receive in this scenario is a positive 30% return at maturity

Downside Scenario

The final share price of either of the underlying shares is less than its respective trigger level.

In this case, the Trigger PLUS redeem for at least 30% less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in the value of the worst performing underlying shares over the term of the Trigger PLUS. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount per Trigger PLUS. For example, if the final share price of the worst performing underlying shares is 70% less than its initial share price, the Trigger PLUS will be redeemed at maturity for a loss of 70% of principal at $300.00, or 30% of the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond its respective trigger level will result in a significant loss of your investment even if the other underlying shares have appreciated or have not declined as much.

January 2025 Page 3

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Trigger PLUS. The following examples are for illustrative purposes only. The actual initial share price and trigger level for each of the underlying shares will be determined on the pricing date. Any payment at maturity on the Trigger PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Hypothetical leverage factor:	133%. The actual leverage factor will be determined on the pricing date.
Hypothetical initial share price:	With respect to the EFA Shares: $80 With respect to the IWN Shares: $170
Hypothetical trigger level:	With respect to the EFA Shares: $56 With respect to the IWN Shares: $119

EXAMPLE 1: The final share price of each of the underlying shares is greater than its respective initial share price.

Final share price		EFA Shares: $88
IWN Shares: $238
Share percent change		EFA Shares: ($88 – $80) / $80 = 10% IWN Shares: ($238 – $170) / $170 = 40%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × share percent change of the worst performing underlying shares)
	=	$1,000 + ($1,000 × 133% × 10%)
	=	$1,133

In example 1, the final share prices of both the EFA Shares and the IWN Shares are greater than their initial share prices. The EFA Shares have appreciated by 10% while the IWN Shares have appreciated by 40%. Therefore, investors receive at maturity the stated principal amount plus 133% of the appreciation of the worst performing underlying shares, which are the EFA Shares in this example. Investors receive $1,133 per Trigger PLUS at maturity.

EXAMPLE 2: One of the underlying shares appreciates, while the other declines over the term of the Trigger PLUS but neither of the underlying shares declines below the respective trigger level.

Final share price		EFA Shares: $112
IWN Shares: $153
Share percent change		EFA Shares: ($112 – $80) / $80 = 40% IWN Shares: ($153 – $170) / $170 = -10%
Payment at maturity	=	$1,000 + ($1,000 x absolute share return of the worst performing underlying shares)
	=	$1,000 + ($1,000 × 10%)
	=	$1,100

In example 2, the final share price of the EFA Shares is greater than its initial share price, while the final share price of the IWN Shares is less than its initial share price, but is greater than or equal to the respective trigger level. The EFA Shares have appreciated by 40% while the IWN Shares have declined by 10%. At maturity, investors receive the stated principal amount of $1,000 plus a return reflecting the absolute value of the performance of the worst performing underlying shares,

January 2025 Page 4

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

which are the IWM Shares in this example. Investors receive $1,100 per security at maturity. In this example, investors receive a positive return even though the IWM Shares declined by 10% due to the absolute return feature of the Trigger PLUS and because neither of the underlying shares declined beyond thier respective trigger level.

EXAMPLE 3: The final share price of one of the underlying shares is greater than its respective initial share price while the final share price of the other underlying shares is less than its respective initial share price and trigger level.

Final share price		EFA Shares: $88
IWN Shares: $85
Share percent change		EFA Shares: ($88 – $80) / $80 = 10% IWN Shares: ($85– $170) / $170 = -50%
Share performance factor		EFA Shares: $88 / $80 = 10% IWN Shares: $85 / $170 = 50%
Payment at maturity	=	$1,000 × share performance factor of the worst performing underlying shares
	=	$1,000 × 50%
	=	$500

In example 3, the final share price of the EFA Shares is greater than its respective initial share price, while the final share price of the IWN Shares is less than its respective initial share price and trigger level. While the EFA Shares have appreciated by 10%, the IWN Shares have declined by 50%. Therefore, the absolute return feature is no longer available and investors are instead exposed to the negative performance of the IWN Shares, which are the worst performing underlying shares in this example, and receive a payment at maturity of $500. In this example, investors are exposed to the negative performance of the worst performing underlying shares even though the other underlying shares have appreciated in value by 10%, because the final share price of each of the underlying shares is not greater than or equal to its respective trigger level.

EXAMPLE 4: The final share price of each of the underlying shares is less than its respective initial share price but neither of the underlying shares decline below their respective trigger level.

Final share price		EFA Shares: $64
IWN Shares: $127.50
Share percent change		EFA Shares: ($64– $80) / $80 = -20% IWN Shares: ($127.50 – $170) / $170 = -25%
Payment at maturity	=	$1,000 × ($1,000 x absolute share return of the worst performing underlying shares)
	=	$1,000 × 25%
	=	$1,250

In example 4, the final share prices of the EFA Shares and the IWN Shares are less than their respective initial share prices but neither of the underlying shares decline below their respective trigger level. The EFA Shares have declined by 20% while the IWN Shares have declined by 25%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting the absolute value of the performance of the worst performing underlying shares, which are the IWN Shares in this example. Investors receive $1,250 per Trigger PLUS at maturity.

EXAMPLE 5: The final share price of each of the underlying shares are less than their respective trigger level, and investors are therefore exposed to the decline in the worst performing underlying shares from their initial level.

Final share price	EFA Shares: $24

January 2025 Page 5

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

IWN Shares: $68
Share percent change		EFA Shares: ($24 – $80) / $80 = -70% IWN Shares: ($68 – $170) / $170 = -60%
Share performance factor		EFA Shares: $24 / $80 = 30% IWN Shares: $68 / $170 = 40%
Payment at maturity	=	$1,000 × (share performance factor of the worst performing underlying shares)
	=	$1,000 × 30%
	=	$300

In example 5, the final share prices of both the EFA Shares and the IWN Shares are less than their respective trigger levels. The EFA Shares have declined by 70% while the IWN Shares have declined by 60%. Therefore, the absolute return feature is no longer available and investors are instead exposed to the negative performance of the EFA Shares, which are the worst performing underlying shares in this example, and receive a payment at maturity of $300.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond its respective trigger level will result in a significant loss of your investment even if the other underlying shares have appreciated or have not declined as much.

January 2025 Page 6

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to an Investment in the Trigger PLUS

￭The Trigger PLUS do not pay interest or guarantee the return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final share price of either of the underlying shares is less than its respective trigger level, the absolute return feature will no longer be available and the payment at maturity will be an amount in cash that is at least 30% less than the $1,000 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the full amount of the decline in the value of the worst performing underlying shares over the term of the Trigger PLUS, without any buffer. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

￭The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market, including the value, volatility and dividend yield of the underlying shares, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Trigger PLUS will be affected by the other factors described above. The levels of the underlying shares may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “iShares® MSCI EAFE ETF Overview” and “iShares® Russell 2000 Value ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

￭The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Trigger PLUS is not linked to the values of the underlying shares at any time other than the valuation date. The final share price of each of the underlying shares will be based on the closing

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Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

price of such index on the valuation date, subject to adjustment for non-trading days and certain market disruption events. Even if both underlying shares appreciate prior to the valuation date but the value of either of the underlying shares drops by the valuation date to below its respective trigger level, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the values of the underlying shares prior to such drop. Although the actual values of the underlying shares on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than their respective trigger levels, the payment at maturity will be based solely on the closing prices on the valuation date.

￭Investing in the Trigger PLUS is not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the Trigger PLUS is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Trigger

January 2025 Page 8

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Trigger PLUS (and possibly to other instruments linked to the underlying shares and the share underlying indices), including trading in the stocks that constitute the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price of either of the underlying shares, and, therefore, could increase the value at or above which such underlying shares must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the value of either of the underlying shares on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying shares).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, MS & Co. will determine the initial share prices, the trigger levels and the final share prices, including whether either of the underlying shares have decreased to below the respective trigger level, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors, and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the final share price in the event of a market disruption event. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the Trigger PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Trigger PLUS are uncertain, and the IRS or a court might not agree with the tax treatment of a Trigger PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the Trigger PLUS, the tax consequences of the ownership and disposition of the Trigger PLUS, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to

January 2025 Page 9

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the Trigger PLUS, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

￭You are exposed to the price risk of both underlying shares. Your return on the Trigger PLUS it not linked to a basket consisting of both underlying shares. Rather, it will be based upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying shares. Poor performance by either of the underlying shares over the term of the Trigger PLUS will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. If either of the underlying shares declines to below its respective trigger level as of the valuation date, you will be exposed to the negative performance of the worst performing underlying shares at maturity, and you will lose a significant portion or all of your investment, even if the other underlying shares have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of both underlying shares.

￭There are risks associated with investments in securities, such as the Trigger PLUS, linked to the value of foreign equity securities. The price of the EFA Shares tracks the performance of the MSCI EAFE Index®, which measures the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-share holdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

￭The Trigger PLUS are subject to currency exchange risk. Because the price of the EFA Shares tracks the performance of the MSCI EAFE® Index, holders of the Trigger PLUS will be exposed to currency exchange rate risk with respect to the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI EAFE® Index, the price of the EFA Shares will be adversely affected and the payment at maturity on the Trigger PLUS may be reduced.

Of particular importance to potential currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments; and

January 2025 Page 10

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

othe extent of governmental surpluses or deficits in the countries represented in the MSCI EAFE® Index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the the MSCI EAFE® Index and the United States and other countries important to international trade and finance.

￭The Trigger PLUS are linked to the iShares® Russell 2000® ETF and are subject to risks associated with small-capitalization companies. As the iShares® Russell 2000® ETF is one of the underlying shares, and the Russell 2000® ETF tracks the performance of stocks issued by companies with relatively small market capitalization, the Trigger PLUS are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® ETF may be more volatile than funds that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the Trigger PLUS may be materially and adversely affected.

￭Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the Trigger PLUS. The investment advisor to each of the underlying shares (the “Investment Advisor”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the Trigger PLUS. The publisher of each of the share underlying indices is responsible for calculating and maintaining the relevant share underlying index. The publisher may add, delete or substitute the securities constituting the relevant share underlying index or make other methodological changes that could change the value of the relevant share underlying index, and, consequently, the price of the relevant underlying shares and the value of the Trigger PLUS. The publisher of a share underlying index may discontinue or suspend calculation or publication of such share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are

January 2025 Page 11

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the Trigger PLUS underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the Trigger PLUS. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the Trigger PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the valuation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

January 2025 Page 12

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® MSCI EAFE ETF Overview

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index®. The iShares® MSCI EAFE ETF is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® MSCI EAFE ETF is accurate or complete.

Information as of market close on January 10, 2025:

Bloomberg Ticker Symbol:	EFA UP
Current Share Price:	$75.06
52 Weeks Ago:	$74.77
52 Week High (on 9/26/2024):	$84.43
52 Week Low (on 1/17/2024):	$73.11

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the EFA Shares for each quarter from January 1, 2020 through January 10, 2025. The closing price of the EFA Shares on January 10, 2025 was $75.06. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The EFA Shares have at times experienced periods of high volatility, and you should not take the historical values of the EFA Shares as an indication of future performance.

EFA Shares Daily Closing Prices January 1, 2020 to January 10, 2025

January 2025 Page 13

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® MSCI EAFE ETF (CUSIP 464287465)	High ($)	Low ($)	Period End ($)
2020
First Quarter	65.61	58.13	64.86
Second Quarter	66.99	63.40	65.73
Third Quarter	66.68	61.30	65.21
Fourth Quarter	69.66	63.25	69.44
2021
First Quarter	70.38	46.50	53.46
Second Quarter	64.65	50.90	60.87
Third Quarter	65.92	61.10	63.65
Fourth Quarter	73.52	61.39	72.96
2022
First Quarter	76.92	72.39	75.87
Second Quarter	81.95	76.86	78.88
Third Quarter	82.13	76.90	78.01
Fourth Quarter	81.83	76.40	78.68
2023
First Quarter	79.66	66.84	73.60
Second Quarter	74.59	61.48	62.49
Third Quarter	66.76	55.54	56.01
Fourth Quarter	67.79	55.71	65.64
2024
First Quarter	72.19	66.22	71.52
Second Quarter	73.90	70.67	72.50
Third Quarter	74.46	68.56	68.92
Fourth Quarter	75.47	65.84	75.35
2025
First Quarter (through January 10, 2025)	80.04	73.11	79.86

This document relates only to the Trigger PLUS offered hereby and does not relate to the EFA Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EFA Shares (and therefore the price of the EFA Shares at the time we price the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EFA Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EFA Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws. As a prospective purchaser of the Trigger PLUS, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EFA Shares.

“iShares®” is a registered mark of BlackRock Fund Advisors or its affiliates (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI EAFE Index®. The MSCI EAFE Index® is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”). The index is a free float-adjusted market capitalization index that is designed to measure the equity market performance

January 2025 Page 14

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

of developed markets, excluding the United States and Canada, and it consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. For additional information about the MSCI EAFE Index®, see the information set forth under “MSCI EAFE Index®” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

January 2025 Page 15

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® Russell 2000 Value ETF Overview

The iShares® Russell 2000® ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index. The iShares® Russell 2000® ETF is managed by iShares, a registered investment company that consists of numerous separate investment portfolios, including the iShares® Russell 2000® ETF. Information provided to or filed with the Commission by iShares Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Russell 2000® ETF is accurate or complete.

Information as of market close on January 10, 2025:

Bloomberg Ticker Symbol:	IWN UP
Current Share Price:	$159.95
52 Weeks Ago:	$150.63
52 Week High (on 11/25/2024):	$181.35
52 Week Low (on 1/17/2024):	$145.61

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the IWN Shares for each quarter from January 1, 2020 through January 10, 2025. The closing price of the IWN Shares on January 10, 2025 was $159.95. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The IWN Shares have at times experienced periods of high volatility, and you should not take the historical values of the IWN Shares as an indication of future performance.

IWN Shares Daily Closing Prices January 1, 2020 to January 10, 2025

January 2025 Page 16

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® Russell 2000 Value ETF (CUSIP 464287655)	High ($)	Low ($)	Period End ($)
2020
First Quarter	125.80	107.18	119.90
Second Quarter	126.06	114.14	120.50
Third Quarter	123.96	110.84	119.41
Fourth Quarter	129.00	115.48	128.58
2021
First Quarter	129.50	71.79	82.03
Second Quarter	109.12	74.44	97.46
Third Quarter	108.28	91.58	99.33
Fourth Quarter	132.30	100.90	131.75
2022
First Quarter	169.53	130.00	159.47
Second Quarter	173.97	156.91	165.77
Third Quarter	167.43	152.99	160.23
Fourth Quarter	176.88	157.31	166.05
2023
First Quarter	169.21	151.25	161.40
Second Quarter	162.71	134.47	136.15
Third Quarter	159.38	128.93	128.93
Fourth Quarter	149.64	131.32	138.67
2024
First Quarter	156.96	130.78	137.02
Second Quarter	142.33	128.93	140.80
Third Quarter	151.24	133.80	135.55
Fourth Quarter	158.20	125.51	155.33
2025
First Quarter (through January 10, 2025)	158.81	145.61	158.81

This document relates only to the Trigger PLUS offered hereby and does not relate to the IWN Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the IWN Shares (and therefore the price of the IWN Shares at the time we price the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the IWN Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the IWN Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws. As a prospective purchaser of the Trigger PLUS, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the IWN Shares.

“iShares®” is a registered mark of BlackRock Fund Advisors or its affiliates (“BFA”). The Trigger PLUS are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the Trigger PLUS or any member of the public regarding the advisability of investing in the Trigger PLUS. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the Trigger PLUS.

The Russell 2000® Index. The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000

January 2025 Page 17

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

January 2025 Page 18

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Trigger PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying indices:	With respect to the EFA Shares, the MSCI EAFE Index With respect to the IWN Shares, the Russell 2000® Index
Share underlying index publisher:	With respect to the EFA Shares, MSCI Inc. or any successor thereof. With respect to the IWM Shares, FTSE Russell or any successor thereof.
Denominations:	$1,000 per Trigger PLUS and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not a trading day with respect to either of the underlying shares or if a market disruption event occurs with respect to either of the underlying shares on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to either of the underlying shares.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Trigger PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Trigger PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the Trigger PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Trigger PLUS, if any, to the trustee for delivery to the depositary, as holder of the Trigger PLUS, on the maturity date.

January 2025 Page 19

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Trigger PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a Trigger PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Trigger PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Trigger PLUS are linked to shares of exchange-traded funds, although the matter is not clear, there is a risk that an investment in the Trigger PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Trigger PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Trigger PLUS, including the leveraged upside payment and the fact that the Trigger PLUS are linked to more than one exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Trigger PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Trigger PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the Trigger PLUS. An alternative characterization of the Trigger PLUS could materially and adversely affect the tax consequences of ownership and disposition of the Trigger PLUS, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or

January 2025 Page 20

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Trigger PLUS and current market conditions, we expect that the Trigger PLUS will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Trigger PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Trigger PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Both U.S. and non-U.S. investors considering an investment in the Trigger PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Trigger PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Trigger PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Trigger PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Trigger PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Trigger PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Trigger PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take

January 2025 Page 21

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

positions in underlying shares, futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of one or both of the underlying shares on the pricing date, and therefore could increase the price at or above which such underlying shares must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying shares). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Trigger PLUS, including on the valuation date, by purchasing and selling the stocks constituting the underlying shares, futures or options contracts on the underlying shares or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either of the underlying shares, and, therefore, adversely affect the value of the Trigger PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlying shares). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each Trigger PLUS they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Trigger PLUS. When MS & Co. prices this offering of Trigger PLUS, it will determine the economic terms of the Trigger PLUS, including the leverage factor, such that for each Trigger PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

January 2025 Page 22

Morgan Stanley Finance LLC

Dual Directional Trigger PLUS Based on the Value of the Worst Performing of the iShares® MSCI EAFE ETF and the iShares® Russell 2000® ETF due January 27, 2028

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for PLUS, the index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for PLUS, the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

January 2025 Page 23